Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-184156) pertaining to the Waste Management Retirement Savings Plan of our report dated May 28, 2014, with respect to the financial statements and supplemental schedule of the Waste Management Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2013.

/s/ Weaver & Tidwell, L.L.P.

Houston, Texas

May 28, 2014